Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Fourth quarter net sales up 69% year over year, 11% sequentially

Fourth quarter adjusted net income of $5,307,000 or $0.48 per diluted common share

Fourth quarter net income of $10,321,000 or $0.48 per diluted common share

Wood Dale, IL – February 26, 2015 - Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Results

Net sales for the fourth quarter of 2014 were $103,910,000, an increase of 69% from $61,500,000 in the fourth quarter of 2013 and an 11% sequential increase from $93,972,000 in the third quarter of 2014. Contributing to the sales increase was continued growth across all of the Company’s major end markets including heavy-duty power generation systems, material handling and aftermarket parts sales. Also contributing to net sales in the period were sales of approximately $6.9 million of integrated generator systems from Professional Power Products, Inc. (“3PI”), which was acquired on April 1, 2014.

Operating income was $9,111,000, an increase of 132% from $3,925,000 in the fourth quarter of 2013, and a sequential increase of 21% from $7,519,000 in the third quarter of 2014. Operating margin of 8.8% in the current quarter compares to 6.4% in the comparable prior year period and 8.0% in the third quarter of 2014.

“Our strong performance in the fourth quarter concludes a year of substantial growth and achievement for PSI,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions. “During 2014, we grew our sales 46%, expanded our gross and operating margins and grew adjusted EPS 53% to $1.41 per share. We expanded the applications for our penetration into the heavy duty generator engines, announced two major supply agreements in material handling and on-road and completed the acquisition of 3PI. We believe PSI is well-positioned for sustainable growth in the years to come. We remain focused on building products and relationships to capitalize on the global trend toward alternative fuels.”

Other income for the fourth quarter includes a non-cash gain of $4,979,000 resulting from a decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. In addition, other income for the fourth quarter also includes a non-cash gain of $58,000 ($35,000 after tax with no material impact per diluted common share) resulting from a decrease in the estimated fair value of the contingent consideration liability recorded in connection with the acquisition of 3PI.

Net income for the fourth quarter of 2014, which includes the warrant revaluation adjustment and contingent consideration revaluation, was $10,321,000, or $0.48 per diluted common share. This compares to a net loss of $3,752,000 or $0.36 per diluted common share for the fourth quarter of 2013, which includes a warrant revaluation adjustment.

Net income for the fourth quarter of 2014, adjusted to remove the warrant revaluation impact and contingent consideration revaluation, was $5,307,000, or $0.48 per diluted common share. This compares to adjusted net income for the fourth quarter of 2013 of $2,621,000 or $0.24 per diluted common share, which has been adjusted to remove the warrant revaluation impact.

Summary of Diluted EPS Attributable to Common Stockholders “Adjusted” removes the Q4 2014 contingent consideration revaluation and the Q4 2013 impact of warrant

	Q4 2014	Q4 2013
Diluted EPS	$0.48	$(0.36)
Adjusted diluted EPS	$0.48	$0.24
Diluted shares	11,151,120	10,507,769
Adjusted diluted shares	11,151,120	11,023,685

Full Year 2014 Results

Net sales for 2014 were $347,995,000, an increase of 46%, from $237,842,000 for 2013. Net income for 2014 was $23,726,000, or $1.58 per diluted common share, compared to net loss for 2013 of $18,760,000, or $1.92 per diluted common share. Adjusted net income for the year increased 67% to $15,739,000, or $1.41 per diluted common share, compared to $9,433,000, or $0.92 per diluted common share, last year.

2015 and 2016 Outlook

The Company reiterates its previously issued outlook for sales growth in 2015. The Company continues to expect sales for the year in a range of $480 to $500 million. The Company also confirms 2016 sales are expected to be in a range of $580 to $620 million.

The Company cautions that its 2015 and 2016 outlook reflects its current assessment of a number of factors, including, but not limited to, the timing of new product ramps, oil and gas pricing and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss the financial results and outlook on a conference call scheduled for today, February 26, at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 554-1429 and reference passcode 3886176. Those calling from outside the U.S. should dial +1 (719) 325-2228 and reference the same passcode 3886176. A telephone replay will be available approximately two hours after the call concludes through March 5, 2015 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, using passcode 3886176.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at http://www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the 8.8 liter engine aimed at the industrial and on-road markets, including medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

PSI recently acquired 3PI, a leading designer and manufacturer of large, custom engineered integrated electrical power generation systems serving the global diesel and natural gas power generation market. 3PI specializes in power generation systems for both standby and prime power applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including expectations for sales in 2015 and 2016 as set forth under “Outlook.” These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new product ramps; the Company’s ability to integrate 3PI into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of the 3PI acquisition are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of the acquisition of 3PI); volatility in oil and gas prices; changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Dollar amounts in thousands)
	Three months ended December 31, 2014	Three months ended December 31, 2013
Net income (loss)	$10,321	$(3,752)
Non-cash (income) expense from warrant revaluation	(4,979)	6,373
Non-cash (income) expense from contingent consideration revaluation, net of tax	(35)	—
Adjusted net income	$5,307	$2,621

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended December 31, 2014	Three months ended December 31, 2013
Earnings (loss) per diluted common share	$0.48	$(0.36)
Non-cash (income) expense from warrant revaluation	—	0.60
Non-cash (income) expense from contingent consideration revaluation, net of tax	—	—
Adjusted earnings per diluted common share	$0.48	$0.24

Reconciliation of Net Income (Loss) to Adjusted Net Income (Dollar amounts in thousands)

	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013
Net income (loss)	$23,726	$(18,760)
Non-cash (income) expense from warrant revaluation	(6,169)	28,031
Non-cash (income) expense from contingent consideration revaluation, net of tax	(2,305)	—
PPPI transaction costs, net of tax	487	—
Loss on debt extinguishment, net of tax	—	162
Adjusted net income	$15,739	$9,433

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013
Earnings (loss) per diluted common share	$1.58	$(1.92)
Non-cash (income) expense from warrant revaluation	—	2.82
Non-cash (income) expense from contingent consideration revaluation, net of tax	(0.22)	—
PPPI transaction costs, net of tax	0.05	—
Loss on debt extinguishment, net of tax	—	0.02
Adjusted earnings per diluted common share	$1.41	$0.92

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net income and adjusted earnings per diluted common share for 2014 include an adjustment to remove the revaluation of the contingent consideration liability recorded in connection with the Company’s acquisition of 3PI, which was completed on April 1, 2014. The Company believes that this non-cash item, similar to the warrant related impact on earnings, is not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove transaction costs incurred in association with the Company’s acquisition of 3PI in 2014 and loss on debt extinguishment associated with a change in the Company’s change to a new credit facility in 2013. The Company believes that these costs are not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary T. Dvorchak, CFA

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash	$6,561	$6,306
Accounts receivable, net	81,740	42,730
Inventories, net	93,903	55,986
Prepaid expenses and other current assets	4,801	2,173
Deferred income taxes	3,998	2,811

Total current assets	191,003	110,006

Property, plant & equipment, net	20,892	13,104
Intangible assets, net	21,392	—
Goodwill	23,546	—
Other noncurrent assets	5,804	3,509

TOTAL ASSETS	$262,637	$126,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$60,877	$24,444
Income taxes payable	779	167
Accrued compensation and benefits	5,983	3,758
Current maturities of long-term debt	1,667	—
Other accrued liabilities	6,742	4,016

Total current liabilities	76,048	32,385

Long-term obligations
Revolving line of credit	78,030	17,933
Deferred income taxes	3,241	304
Private placement warrants	11,036	24,525
Long-term debt, less current maturities	2,361	—
Other noncurrent liabilities	1,122	1,051

TOTAL LIABILITIES	171,838	76,198

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at December 31, 2014 and December 31, 2013.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,562,209 and 11,352,812 shares at December 31, 2014 and December 31, 2013, respectively. Outstanding: 10,731,284 and 10,521,887 shares at December 31, 2014 and December 31, 2013, respectively.	12	11
Additional paid-in-capital	73,959	57,308
Retained earnings (accumulated deficit)	21,078	(2,648)
Treasury stock, at cost, 830,925 shares at December 31, 2014 and December 31, 2013.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	90,799	50,421

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$262,637	$126,619

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended December 31, 2014	Three months ended December 31, 2013	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013
Net sales	$103,910	$61,500	$347,995	$237,842
Cost of sales	82,819	49,699	280,950	193,316

Gross profit	21,091	11,801	67,045	44,526
Operating expenses:
Research & development and engineering	5,056	3,129	16,900	10,439
Selling and service	2,844	1,735	9,715	7,545
General and administrative	4,080	3,012	14,386	11,575

Total operating expense	11,980	7,876	41,001	29,559

Operating income	9,111	3,925	26,044	14,967
Other (income) expense:
Interest expense	444	87	1,331	657
Loss on debt extinguishment	—	—	—	270
Contingent consideration	(58)	—	(3,840)	—
Private placement warrant (income) expense	(4,979)	6,373	(6,169)	28,031
Other expense, net	74	46	183	10

Total other (income) expense	(4,519)	6,506	(8,495)	28,968

Income (loss) before income taxes	13,630	(2,581)	34,539	(14,001)
Income tax provision	3,309	1,171	10,813	4,759

Net income (loss)	$10,321	$(3,752)	$23,726	$(18,760)

Weighted-average common shares outstanding:
Basic	10,796,744	10,507,769	10,706,780	9,779,457
Diluted	11,151,120	10,507,769	11,131,617	9,779,457

Earnings (loss) per common share:
Basic	$0.96	$(0.36)	$2.22	$(1.92)
Diluted	$0.48	$(0.36)	$1.58	$(1.92)

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013
Cash flows from operating activities
Net income (loss)	$23,726	$(18,760)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	2,562	1,528
Amortization	2,147	40
Deferred income taxes	1,011	(467)
Non-cash interest expense	87	64
Share-based compensation expense	1,254	1,268
Increase in accounts receivable allowances	204	160
Increase in inventory reserves	679	649
Inventory step up to fair value	482	—
(Decrease) increase in valuation of private placement warrants liability	(6,169)	28,031
Decrease in valuation of contingent consideration liability	(3,840)	—
Loss on investment in joint venture	209	39
Loss on disposal of assets	284	72
Loss on debt extinguishment	—	270
(Increase) decrease in operating assets, net of effects of business acquisition:
Accounts receivable	(35,225)	(5,410)
Inventories	(34,125)	(16,667)
Prepaid expenses and other assets	(4,492)	(1,849)
Increase (decrease) in operating liabilities, net of effects of business acquisition:
Accounts payable	34,140	(3,687)
Accrued compensation and benefits and other accrued liabilities	667	2,763
Income taxes payable	585	(445)
Other noncurrent liabilities	129	(34)

Net cash used in operating activities	(15,685)	(12,435)

Cash flows from investing activities
Purchases of property, plant, equipment and other assets	(7,239)	(6,007)
Acquisition, net of cash acquired	(44,122)	—
Investment in joint venture	(350)	(500)
Increase in cash surrender value of life insurance	(2)	(7)

Net cash used in investing activities	(51,713)	(6,514)

Cash flows from financing activities
Proceeds from stock offering	—	36,750
Advances from revolving line of credit - noncurrent obligation	82,402	74,841
Repayments of revolving line of credit - noncurrent obligation	(22,305)	(87,900)
Initial proceeds from borrowings under revolving line of credit	—	38,995
Repayment of prior revolving line of credit	—	(38,945)
Proceeds from long-term debt	5,000	—
Proceeds from exercise of private placement warrants	1,425	4,412
Excess tax benefit from exercise of share-based awards	2,704	1,642
Payment of withholding taxes from net settlement of share-based awards	(430)	(2,063)
Payments on long-term debt	(972)	—
Cash paid for financing and transaction fees	(171)	(3,020)

Net cash provided by financing activities	67,653	24,712

Increase in cash	255	5,763
Cash at beginning of the year	6,306	543

Cash at end of the year	$6,561	$6,306